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                                                                      EXHIBIT 11

                               WESTERN ATLAS INC.
            EARNINGS PER SHARE AND FULLY DILUTED EARNINGS PER SHARE

                 (THOUSANDS OF DOLLARS, EXCEPT PER SHARE DATA)

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
                                                                                               FIVE MONTHS
                                                                YEAR ENDED DECEMBER 31,           ENDED        YEAR ENDED JULY 31,
                                                           ----------------------------------  DECEMBER 31,   ----------------------
                                                              1996        1995        1994         1993          1993        1992
                                                           ----------  ----------  ----------  ------------   ----------  ----------
PRIMARY EARNINGS PER SHARE
Earnings (loss) before cumulative effect of a change in
 accounting principle....................................  $  125,665  $   99,839  $   77,741   $ (183,277)   $   83,191  $   75,224
Cumulative effect of a change in accounting principle....                                                        (10,390)
                                                           ----------  ----------  ----------  ------------   ----------  ----------
Net earnings available for common shares and common stock
 equivalent shares deemed to have a dilutive effect......  $  125,665  $   99,839  $   77,741   $ (183,277)   $   72,801  $   75,224
                                                           ----------  ----------  ----------  ------------   ----------  ----------
                                                           ----------  ----------  ----------  ------------   ----------  ----------
Primary earnings (loss) per share before cumulative
 effect of a change in accounting principle..............  $     2.31  $     1.85  $     1.60   $    (4.02)   $     1.77  $     1.60
Cumulative effect of a change in accounting principle....                                                          (0.22)
                                                           ----------  ----------  ----------  ------------   ----------  ----------
Total....................................................  $     2.31  $     1.85  $     1.60   $    (4.02)   $     1.55  $     1.60
                                                           ----------  ----------  ----------  ------------   ----------  ----------
                                                           ----------  ----------  ----------  ------------   ----------  ----------
SHARES USED IN COMPUTATION
Weighted-average common shares outstanding (net of
 treasury shares)........................................  53,489,717  53,073,886  47,662,182   45,581,912    46,999,140  46,999,140
Common stock equivalents.................................     960,829     819,784     969,880
                                                           ----------  ----------  ----------  ------------   ----------  ----------
Total common shares and common stock equivalent shares
 deemed to have a dilutive effect........................  54,450,546  53,893,670  48,632,062   45,581,912    46,999,140  46,999,140
                                                           ----------  ----------  ----------  ------------   ----------  ----------
                                                           ----------  ----------  ----------  ------------   ----------  ----------
FULLY DILUTED EARNINGS PER SHARE
Earnings (loss) before cumulative effect of a change in
 accounting principle....................................  $  125,665  $   99,839  $   77,741   $ (183,277)   $   83,191  $   75,224
Cumulative effect of a change in accounting principle....                                                        (10,390)
                                                           ----------  ----------  ----------  ------------   ----------  ----------
Net earnings available for common shares and common stock
 equivalent shares deemed to have a dilutive effect......  $  125,665  $   99,839  $   77,741   $ (183,277)   $   72,801  $   75,224
                                                           ----------  ----------  ----------  ------------   ----------  ----------
                                                           ----------  ----------  ----------  ------------   ----------  ----------
Fully diluted earnings per share.........................       $2.30       $1.85       $1.60       $(4.02)        $1.77       $1.60
Cumulative effect of a change in accounting principle....                                                          (0.22)
                                                           ----------  ----------  ----------  ------------   ----------  ----------
Total....................................................       $2.30       $1.85       $1.60       $(4.02)        $1.55       $1.60
                                                           ----------  ----------  ----------  ------------   ----------  ----------
                                                           ----------  ----------  ----------  ------------   ----------  ----------
SHARES USED IN COMPUTATION
Total common shares and common stock equivalent shares
 deemed to have a dilutive effect........................  54,450,456  53,893,670  48,632,062   45,581,912    46,999,140  46,999,140
Additional potentially dilutive securities (equivalent in
 common stock):
    Stock options........................................     179,878     147,739
                                                           ----------  ----------  ----------  ------------   ----------  ----------
Total....................................................  54,630,424  54,041,409  48,632,062   45,581,912    46,999,140  46,999,140
                                                           ----------  ----------  ----------  ------------   ----------  ----------
                                                           ----------  ----------  ----------  ------------   ----------  ----------
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